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         HEALTHCARE FINANCIAL PARTNERS AND HELLER FINANCIAL ANNOUNCE
                              APPROVAL OF MERGER

     CHEVY CHASE, MD, July 21, 1999 - HealthCare Financial Partners, Inc. (NYSE:HCF) and Heller Financial, Inc. (NYSE:HF) jointly announced today that at a meeting of HCF's stockholders held on July 20, 1999, HCF's stockholders approved the merger of HealthCare Financial Partners with a wholly-owned subsidiary of Heller. In addition, Heller has advised HCF that all regulatory approvals required to be obtained by Heller for the merger have been received.

     All other conditions to the merger have now been satisfied and HCF and Heller have agreed to close the merger on July 28, 1999, effective at 9:00 A.M. HCF has declared a cash dividend, with Heller's consent, of $0.03 per share on its common stock, payable on July 27, 1999 to HCF stockholders of record on July 21, 1999.

     HealthCare Financial Partners, Inc. is a commercial finance company providing financing and related services to healthcare providers. Heller Financial, Inc. is a worldwide commercial finance company providing a broad range of financing solutions to middle-market and small business clients.

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